                                                                    EXHIBIT 10.2

                            ASSET PURCHASE AGREEMENT

     AGREEMENT made this 6th day of November, 2005, by and among GJ RAILCO ASSETS, LLC, a New York limited liability company with a place of business at 2370 Transit Road, West Seneca, New York 14224 ("Buyer") and CH PARTNERS INC., a New Jersey corporation with a place of business at 5266 Seneca Street, West Seneca, New York 14224 ("Seller").

                                   WITNESSETH:

     WHEREAS, Seller is presently operating a railroad equipment business (the "Business") at the Greenville Railyard, Jersey City, New Jersey and the Bush Terminal, Brooklyn, New York, operated by New York Cross Harbor Terminal Corporation (the "Business Premises"); and

     WHEREAS, Seller is desirous of selling all of the assets of the Business as more particularly set forth herein; and

     WHEREAS, Buyer is desirous of buying said assets subject to the following terms and conditions;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do agree as follows:

ARTICLE 1. SALE OF ASSETS

     Subject to the above provisions, and terms and conditions set forth in this Agreement, Seller agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer agrees to purchase from Seller for the Purchase Price set forth in
Article 2 herein and at the Closing described in Article 3 herein, all of the assets Seller of whatever character and description, wherever located (the "Assets") as follows:

1.1 EQUIPMENT. All the machinery, tools, dies, appliances, vehicles, furniture, equipment (including without limitation essential spares and replacement parts) and other tangible personal property of every kind and description that are owned or held by Seller and/or are utilized in connection with Seller's Business, a current list of which is set forth at Schedule 1.1;

1.2 PERMITS, ETC. All permits, licenses, franchises, consents or authorizations issued by, and all registrations and filings with, any governmental agency in connection with the fixed assets being acquired, whenever issued or filed, excepting only those which by law or by their terms are non-transferable or those which have expired.

ARTICLE 2. PURCHASE PRICE

2.1 PAYMENT OF PURCHASE PRICE. In consideration for the transfer and assignment by Seller of the Assets and in consideration of the representations, warranties and covenants of Seller set forth herein, subject to the conditions set forth herein, Buyer shall pay Seller $400,000.00 (hereinafter referred to as the "Purchase Price"), which Purchase Price shall be payable as follows:

          (a) Buyer shall deliver at Closing the total amount of $50,000.00; and

          (b) Buyer shall execute and deliver at Closing its Promissory Note in the principal amount of $350,000.00 (hereinafter referred to as the "Note"), which Note shall be payable in 20 equal monthly installments of $17,500, together with simple interest thereon at a annual rate of 6.00% and shall be substantially in the form set forth at Schedule 2.1(b).

The Purchase Price to be paid pursuant to this Agreement and all values stated in this Agreement are in U.S. funds. The portion of the Purchase Price to be paid at Closing as provided for herein shall be paid by certified or bank cashier's check, or a wire transfer of immediately available funds.

2.2 ALLOCATION OF PURCHASE PRICE. The parties agree that the Purchase Price shall be allocated as set forth at Schedule 2.2, and that such Purchase Price will be used by the parties in reporting the transaction contemplated by this Agreement for Federal and state tax purposes.

ARTICLE 3. THE CLOSING AND RELATED OBLIGATIONS

3.1 CLOSING DATE. The closing of the sale of the Assets by Seller to Buyer (hereinafter referred to as the "Closing") shall take place at the offices of Hiscock & Barclay, LLP, Buffalo, New York, at 10:00 a.m., local time, on November ___, 2005, or at such other place and/or time as the parties may agree in writing (the "Closing Date").

3.2 SELLER'S OBLIGATIONS AT CLOSING.

          (a) At the Closing, the Seller shall deliver or cause to be delivered to the Buyer:

                    (i) Instruments of assignment and transfer (including a bill of sale), subject to the encumbrances set forth in Schedule 6.3, , any encumbrances duly recorded of public record and any lien of current taxes not yet due and payable, of all of the Assets of Seller to be transferred hereunder, in form and substance satisfactory to Buyer's counsel.

          (b) Simultaneously with the consummation of the transfer, Seller through its officers, agents, and employees, shall put Buyer into full possession and enjoyment of all the Assets to be sold, conveyed, transferred, assigned and delivered by this Agreement.

          (c) The Seller, at any time before or after the Closing Date, shall execute, acknowledge, and deliver any further deeds, assignments, conveyances and other assurances, documents and instruments of transfer, reasonably requested by Buyer and shall take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer for the purpose of assigning, transferring, granting, conveying and confirming to Buyer or reducing to possession, any or all property and assets to be conveyed and transferred by this Agreement. If requested by Buyer, the Seller further agrees to prosecute or otherwise enforce in its own name for the benefit of Buyer any claims, rights, or benefits that are transferred to Buyer by this Agreement and that require prosecution or enforcement in the Seller's name. Any prosecution or enforcement of claims, rights, or benefits under this Section shall be solely at Buyer's expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement by the Seller.

ARTICLE 4. BUYER'S ASSUMPTION OF SELLER'S DEBTS, LIABILITIES, AND OBLIGATIONS

     Buyer is not assuming any debt, liability or obligation of Seller, whether known or unknown, fixed or contingent, except as specifically listed on Schedule 3.2(a)(i). Seller agrees to indemnify and hold Buyer harmless against all debts, claims, liabilities and obligations of Seller not expressly assumed by Buyer hereunder, and to pay any and all reasonable attorneys' fees and legal costs incurred by Buyer, its successors and assigns in connection therewith. Buyer shall have the benefit of and shall perform and assume personal property leases, license agreements, contracts, and agreements, if any, only as specifically listed on Schedule 3.2(a)(i), except to the extent specifically set forth in the assignments or assignment and assumption agreements for such personal property leases, license agreements, contracts, and agreements.

ARTICLE 5. SALES AND OTHER TAXES

     Buyer shall pay all applicable sales taxes arising out of the transfer of the Assets. Buyer shall not be responsible for any business, occupation, withholding or similar tax, or for any income, sales, use, value-added or similar taxes related to any period, or transaction occurring or accruing during any period, before the Closing Date.

ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF SELLER

     The Seller hereby represents and warrants to Buyer that the following facts and circumstances are and, except as contemplated hereby, at all times up to and including the

Closing Date will be true and correct, to Seller's knowledge and except as any breach of such representations and warranties would constitute a material adverse effect, and hereby acknowledge that such facts and circumstances constitute the basis upon which Buyer is induced to enter into and perform this Agreement.

6.1 ORGANIZATION AND GOOD STANDING. Seller is a corporation duly organized, validly existing, and in good standing under the laws of New Jersey, except that Seller has not filed required annual reports or paid related fees since 1998, and has all necessary powers to own its properties and to carry on its business as now owned and operated.

6.2 ABSENCE OF SPECIFIED CHANGES. Excepting as set forth in Schedule 6.2, since the last fiscal year end, there has not been any:

          (a) Transaction by Seller affecting the Assets except in the ordinary course of business;

          (b) Destruction, damage to, or loss of any of the Assets of Seller (whether or not covered by insurance), ordinary wear and tear excepted; or

          (c) Other event or conditions of any character that has or might reasonably have a materially adverse effect on the Assets.

6.3 TITLE TO AND CONDITION OF ASSETS. Seller has title to all the Assets and its interest in the Assets, which constitute all the Assets and interests in fixed assets that are used in the Business of Seller. All the Assets are free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions, except for (i) those disclosed in Schedule 6.3; (ii) the lien of current taxes not yet due and payable, and (iii) those duly recorded in the public record. Buyer acknowledges that all of the Assets are in poor condition, and may be inadequate for continued use in place without significant rehabilitation and repair. Buyer accepts the Assets in "As-"Is" condition in all respects. Other than Seller, Seller is not aware of any officer, director, agent or employee of Seller, nor any spouse, child or other relative of any of these persons, or any other third party owns, or has any interest, directly or indirectly, in any of the Assets.

6.4 COMPLIANCE WITH LAWS AND LICENSES. Seller has complied with, and is not in violation of, applicable federal, state, provincial or local statutes, laws and regulations (including, without limitation, any applicable environmental, health, building, zoning or other law, ordinance or regulation) affecting the Assets or the operation of its Business. Seller is not in violation of or default under any provisions of its Certificate of Incorporation or its Bylaws. Seller has received no notice of any violation of any statutes, laws or regulations. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby will not result in any such violation or default or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, a default under Seller's Certificate of Incorporation or its Bylaws.

6.5 LITIGATION. Except as set forth in Schedule 6.5, there is no suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation ("Actions") pending or, to the best knowledge of Seller, threatened, against or affecting Seller, or its Business, Assets or financial condition, or against any officer, director, partner or employee of Seller in connection with such officer's, director's, partner's or employee's relationship with or actions taken on behalf of Seller. Seller is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality, and there are no Actions or claims by Seller currently pending or, which Seller intends to initiate. To the best knowledge of Seller, there has not occurred any event nor does there exist any condition on the basis of which any litigation, proceeding or investigation is likely to be instituted by or against Seller. The Seller has furnished or made available to Buyer copies of all relevant court papers and other documents relating to the matters set forth in Schedule 6.5. Seller is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality. Except as set forth in
Schedule 6.5, Seller is not presently engaged in any legal action to recover moneys due to it or damages sustained by it.

6.6 AGREEMENT WILL NOT CAUSE BREACH OR VIOLATION. Except as set forth on
Schedule xx (liens), neither the entry into this Agreement nor the consummation of the transactions contemplated hereby will result in or constitute any of the following: (i) a breach of any term or provision of this Agreement; (ii) a default or an event that, with notice or lapse of time or both, would be a default, breach or violation of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Seller is a party or by which Seller or the Assets are bound; (iii) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation; (iv) the creation or imposition of any lien, charge or encumbrance on any of the Assets; or (v) the violation of any law, regulation, ordinance, judgment, order or decree applicable to or affecting Seller or the Assets.

6.7 AUTHORITY AND CONSENTS. Except as set forth in Schedule 6.7, Seller has the right, power, legal capacity and authority to enter into, and perform its obligations under this Agreement, and no approvals or consents of any persons are necessary in connection with it. No consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with, any U.S. federal, state or local governmental authority is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of this transaction by Seller have been, or prior to the Closing will have been, duly authorized by all necessary action of Seller and its shareholders. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable in accordance with its terms except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

6.8 DOCUMENTS DELIVERED. Each copy or original of any agreement, contract or other instrument which is identified in any exhibit delivered by Seller or its counsel to Buyer (or its counsel or representatives), whether before or after the execution hereof is in fact what it is purported to be by the Seller and has not been amended, canceled or otherwise modified.

6.9 FULL DISCLOSURE. None of the information given or representations and warranties made by Seller or made in any letter, certificate or memorandum furnished or to be furnished by Seller, or on its behalf, contains or will contain any untrue statement of a material fact, or omits any material fact the omission of which would make the statements made misleading. There is no fact known to Seller which materially adversely affects the condition, Assets, liabilities, Business, operations or prospects of Seller that has not been set forth herein or heretofore communicated to Buyer in writing pursuant hereto.

6.10 SURVIVAL. The representations and warranties by Seller in this Agreement shall be true and accurate in all material respects at Closing, and shall survive the Closing for a period of 2 years.

ARTICLE 7. BUYER'S REPRESENTATIONS AND WARRANTIES

     Buyer represents and warrants to Seller as follows:

7.1 ORGANIZATION AND GOOD STANDING. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of New York, and has all necessary powers to own its properties and to carry on its business as now owned and operated.

7.2 AUTHORIZATION. Buyer has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by or on the part of Buyer to authorize it to carry out this Agreement and the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

7.3 CONSENTS. No approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by Buyer of this Agreement or the consummation of the transactions contemplated hereby. Buyer is not subject to any charter, by-law, mortgage, agreement, instrument or other restriction of any kind or character, which would prevent consummation of this Agreement and the transactions, contemplated hereby.

7.4 FULL DISCLOSURE. Buyer's statements, representations, and warranties in this Agreement do not contain any untrue statement of any material fact or omit to state any material fact required to be stated to make such statements, representations and warranties in the light of the circumstances in which they are made, not misleading.

7.5 SURVIVAL. The representations and warranties by Buyer in this Agreement shall be true and accurate in all material respects at Closing and shall survive the Closing.

ARTICLE 8. SELLER'S OBLIGATIONS BEFORE CLOSING

     Seller covenants that, except as otherwise agreed in writing by Buyer, from the date of this Agreement until the Closing:

8.1 BUYER'S ACCESS TO INFORMATION. Buyer and its counsel, accountants and other representatives shall be entitled to have full access during normal business hours to Seller's books, accounts, records, contracts and documents of or relating to the Assets. The Seller shall furnish or cause to be furnished to Buyer and its representatives all data and information concerning the Assets, Business, finances, operating results and properties of Seller that may reasonably be requested.

8.2 CONDUCT OF BUSINESS IN NORMAL COURSE. Seller shall carry on its Business and activities diligently and in substantially the same manner as they previously have been carried on, and shall not make or institute any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting or operation that will vary materially from the methods used by Seller as of the date of this Agreement. Without limiting the foregoing, Seller shall not enter into any agreements for the purchase of equipment, spare parts or other property at prices higher than generally prevailing in the industry or enter into any agreements for the sale of equipment, spare parts or other property at prices lower than generally prevailing in the industry.

8.3 NEW TRANSACTIONS. Seller shall not do or agree to do any of the following acts:

          (a) Sell or dispose of any of the Assets.

8.4 EXISTING AGREEMENTS. Seller shall not modify, amend, cancel or terminate any of its existing contracts or agreements, or agree to do any of those acts.

ARTICLE 9. CONDITIONS PRECEDENT TO BUYERS' PERFORMANCE

     The obligations of Buyer to purchase the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Article 9. Buyer may waive any or all of these conditions in accordance with Section 13.2 hereof; provided, however, that no such waiver of a condition shall constitute a waiver by Buyer of any of their other rights or remedies, at law or in equity, if the Seller shall be in default of any of its representations, warranties or covenants under this Agreement.

9.1 ACCURACY OF SELLER'S REPRESENTATIONS AND WARRANTIES. All representations and warranties by the Seller in this Agreement or in any written statement that shall be delivered to Buyer by Seller under this Agreement shall be true on and as of the Closing Date as though made at that time.

9.2 ABSENCE OF LIENS/JUDGMENTS/BANKRUPTCY. At or prior to the Closing, Buyer shall have received a written search report dated as of a date not more than three days before the Closing

Date indicating that there are no filings under the Uniform Commercial Code on file with such Secretary of State, whichever is applicable, which name Seller as debtor or any bankruptcy of Seller or otherwise indicating any lien on the Assets, or judgments or tax liens against Seller, except for the liens otherwise disclosed in the Schedules hereto, or liens for which releases are obtained for Closing.

9.3 SELLER'S PERFORMANCE. Seller shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by the Seller on or before the Closing Date.

9.4 ABSENCE OF LITIGATION. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

9.5 SELLER'S APPROVALS. The execution and delivery of this Agreement by Seller, and the performance of its covenants and obligations under it, shall have been duly authorized by all necessary action, and Buyer shall have received copies of all resolutions pertaining to that authorization, certified by the Secretary of Seller.

9.6 SALES TAX CLEARANCE. Buyer shall have received a sales tax clearance letter or certificate for Seller issued by the Department of Taxation and Finance and acceptable to Buyer or, alternatively, the parties have mutually agreed in writing as to an escrow therefor.

9.7 CONSENTS. All necessary agreements and consents of any parties to the consummation of the transaction contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by Seller and delivered to Buyer. Buyer will accept Assets in "As-Is" condition in all respects.

9.8 APPROVAL OF DOCUMENTATION. The form and substance of all certificates, instruments, opinions and other documents delivered to one party to another under this Agreement shall be satisfactory in all reasonable respects to the party intended to be bound thereby and its counsel.

9.9 CONDITION OF ASSETS. The Assets shall not have been materially or adversely affected in any way as a result of any fire, accident, storm or other casualty or labor or civil disturbance or act of God or the public enemy.

9.10 MATERIAL CHANGES TO SCHEDULES. Seller shall have notified Buyer in writing as to material changes in any Schedule delivered in connection with this Agreement whether or not such changes have occurred in the ordinary course of business, and such changes are satisfactory to Buyer.

9.11 CLOSING OF RELATED AGREEMENTS. The following transactions or agreements shall have closed contemporaneously herewith:

          (a) The purchase of 93.41% of the issued and outstanding stock of New York Cross Harbor Terminal Corporation by GJ Railco Acquisition, LLC form New York Regional Railroad Corporation pursuant to the terms of a Stock Purchase Agreement between such parties of even date herewith.

ARTICLE 10. CONDITIONS PRECEDENT TO SELLERS' PERFORMANCE

     The obligations of Seller to sell and transfer the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions:

10.1 ACCURACY OF BUYER'S REPRESENTATIONS AND WARRANTIES. All representations and warranties by Buyer contained in this Agreement or in any written statement delivered by Buyer under this Agreement shall be true on and as of the Closing as though such representations and warranties were made on and as of that date.

10.2 BUYER'S PERFORMANCE. Buyer shall have performed and complied with all covenants and agreements, and satisfied all conditions that it is required by this Agreement to perform, comply with, or satisfy, before or at the Closing.

10.3 Deleted.

10.4 BUYER'S APPROVAL. Buyer shall have received authorization and approval for the execution and delivery of this Agreement and all corporate action necessary or proper to fulfill the obligations of Buyer to be performed under this Agreement on or before the Closing Date.

ARTICLE 11. ADDITIONAL OBLIGATIONS AND RIGHTS AFTER CLOSING.

11.1 INDEMNITY. Seller and New York Regional Rail Corporation ("NYRR") which, immediately prior to the Closing, owns 93.41% of the outstanding stock of Seller. shall indemnify, defend and hold harmless Buyer against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees (collectively, "Claims"), that Buyer shall incur or suffer, which arise, result from or relate to: (i) any breach of or failure by the Seller to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any Schedule, certificate, exhibit or other instrument furnished or to be furnished under this Agreement; (ii) by reason of any suit, litigation, action or other proceeding ("Proceeding") by any person or entity to the extent such Proceeding relates to any encumbrance set forth on
Schedule 6.3 or encumbrance duly recorded in the public record; or (iii) any litigation set forth in Schedule 6.5.

ARTICLE 12. COSTS

12.1 FINDER'S OR BROKER'S FEES. Each of the parties represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this

Agreement, and, insofar as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

12.2 EXPENSES. Each of the parties shall pay its own costs and expenses, including, but not limited to attorneys' fees, incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

ARTICLE 13. MISCELLANEOUS

15.1 1 HEADINGS. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

13.2 ENTIRE AGREEMENT; MODIFICATION; WAIVER. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

13.3 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.4 PARTIES IN INTEREST. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

13.5 ASSIGNMENT. This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective heirs or legal representatives and their respective successors and assigns.

13.6 RULE OF CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed and have had input in the drafting of this Agreement, and the parties hereby agree that the normal rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

13.7 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of New York without reference to its conflict of law principles.

15.8 REFERENCES AND HEADINGS. Unless otherwise specified, references to Sections or Articles are to Sections or Articles of this Agreement. All headings and subheadings are for convenience only and are not of substantive effect.

ARTICLE 16. REMEDIES

16.1 RECOVERY OF LITIGATION COSTS. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

16.2 CONDITIONS PERMITTING TERMINATION. Either party may on the Closing Date terminate this Agreement by written notice to the other, without liability to the other, if any bona fide action or proceeding shall be pending against either party on the Closing Date that could result in an unfavorable judgment, decree or order that would prevent or make unlawful the carrying out of this Agreement.

16.3 DEFAULTS PERMITTING TERMINATION. If either Buyer or Seller materially defaults in the due and timely performance of any of its warranties, covenants, or agreements under this Agreement, the non-defaulting party or parties may on the Closing Date give notice of termination of this Agreement, in addition to other rights and remedies. The notice shall specify with particularity the default or defaults on which the notice is based. The termination shall be effective five (5) days after the Closing Date, unless the specified default or default have been cured on or before this effective date for termination.

16.4 ARBITRATION. All controversies arising out of this Agreement, or any alleged breach thereof, shall be settled by arbitration in Erie County, New York in accordance with the then governing rules of the American Arbitration Association. Judgment upon any award rendered may be entered in any court of competent jurisdiction.

ARTICLE 17. NOTICES

     All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail registered or certified, postage prepaid, and properly addressed as follows:

          Seller:       CH PARTNERS INC.
                        c/o New York Regional Rail Corp
                        5266 Seneca Street
                        West Seneca, New York 14224
                        Attn: Don Hutton CEO

          with copy to: Harter, Secrest and Emery, LLP
                        1600 Bausch & Lomb Plaza
                        Rochester, New York
                        14604-2711
                        Attn: James Jenkins

          Buyer:        GJ RAILCO ASSETS, LLC
                        2370 Transit Road
                        West Seneca, New York 14224
                        Attn: Gordon Reger

          with copy to: Hiscock & Barclay, LLP
                        Three Fountain Plaza, 1100 M&T Center
                        Buffalo, NY 14203
                        Attn: Roger F. Cominsky, Esq.

Any party may change its address for purposes of this Article by giving the other parties written notice of the new address in the manner set forth above.

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.

BUYER:                                  GJ RAILCO ASSETS, LLC

                                        By: GJ RAILCO MANAGEMENT, LLC


                                        By /s/ Gordon Reger
                                           -------------------------------------
                                           Gordon Reger, Manager


SELLER:                                 CH PARTNERS INC.


                                        By /s/ James W. Cornell
                                           -------------------------------------
                                           James W. Cornell, Chairman